Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Digirad Corporation 2005 Inducement Stock Incentive Plan of our report dated February 16, 2005, with respect to the consolidated financial statements and schedule of Digirad Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
November 8, 2005